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                                                                    Exhibit 23.2



                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement on Form S-8, pertaining to the Redhook Ale Brewery, Incorporated 2002 Stock Option Plan of our report dated January 25, 2002, with respect to the financial statements of Redhook Ale Brewery, Incorporated included in its Annual Report on Form 10-K for the year ended December 31, 2001, filed with the Securities and Exchange Commission.


                                                  /s/ ERNST & YOUNG LLP


Seattle, Washington
June 13, 2002